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                                                                    Exhibit 10.2
                            CONTRIBUTION AGREEMENT,

             PLAN AND AGREEMENT OF REORGANIZATION AND DISTRIBUTION


     This Agreement is made as of __________, 2000, by APPLIED POWER INC., a Wisconsin corporation, with offices at 6101 N. Baker Road, Milwaukee, Wisconsin 53209 ("API"), and APW LTD., a Bermuda corporation, with offices at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013 ("APW").

     WHEREAS, API conducts its industrial business through the corporations and other entities listed on Schedule 1 hereto (collectively, the "Industrial Business") and its electronics or enclosure business through the corporations and other entities listed on Schedule 2 ("Electronics Business").

     WHEREAS, APW is a successor by merger/agreement of continuation to a corporation formerly known as Wright Line Inc. and at one time an indirect wholly-owned subsidiary of API. APW will serve to take title to assets associated with the Electronics Business, including, without limitation, the stock of the corporations and other entities described on Schedule 2 hereto and certain assets of API and in limited cases of other subsidiaries of API listed on Schedule 2, and assuming certain of the liabilities associated with the Electronics Business, such that APW will own, directly or indirectly, all of the assets, business and operations formerly and currently used and conducted by the Electronics Business as generally described on Schedule 2 hereto;

     WHEREAS, in order to separate API's Industrial Business from its Electronics Business, API will or has undertaken the reorganization described in
Schedule 3 hereto;

     WHEREAS, the parties wish to provide for the transfer of assets generally listed on Schedule 2 as will be transferred and delivered to APW and its subsidiaries;

     WHEREAS, the parties wish to provide for the assumption by APW and its subsidiaries of certain liabilities associated with the Electronics Business;

     WHEREAS, API intends to distribute all of the common stock of APW, pro rata, to the shareholders of API in accordance with resolutions of the Board of Directors of API, and in accordance with the terms of a tax opinion obtained from API's special tax counsel (the "Distribution"), so that after the Distribution API will own no shares of stock representing the equity of APW and APW will be a publicly traded corporation whose shares are listed and traded on the New York Stock Exchange;

     WHEREAS, the parties wish to provide for their agreements with respect to certain matters pertaining to their business relationships following the Distribution and other matters mutual to their interest;

     NOW, THEREFORE, in furtherance of the foregoing purposes and in consideration of the issuance of the common stock of APW to API as provided in
Section 3.1 and the mutual promises and undertakings herein contained and contained in any agreement or other document executed in connection with this Agreement, the parties agree as follows:
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                                   ARTICLE I
                          EFFECTIVE DATE AND CLOSING

     Section 1.1 Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection herewith shall be 12:01 a.m., Central Standard Time, __________, 2000 (the "Effective Date"), or such other date as may be fixed by the Board of Directors of API.

     Section 1.2 This Agreement shall be void if the Board of Directors of API refrains from declaring or proceeding with the Distribution.

     Section 1.3 Unless otherwise provided herein, the closing of the transactions contemplated hereunder shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed in connection with this Agreement with Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attorneys for API, to be held in escrow for delivery as provided in Section 1.4 of this Agreement.

     Section 1.4 Upon receipt of a certificate from an officer of API in the form attached to this Agreement as Exhibit A, Quarles & Brady LLP shall deliver to APW on behalf of API all of the items required to be delivered by API hereunder lodged with it pursuant to Section 1.3 of this Agreement and each such item shall be deemed to be delivered to APW as of the Effective Date upon delivery of such certificate. Upon receipt of a certificate from an officer of APW in the form attached to this Agreement as Exhibit B, Quarles & Brady LLP shall deliver to API on behalf of APW all of the items required to be delivered by APW hereunder and each such item shall be deemed to be delivered to API as of the Effective Date upon receipt of such certificate.


                                  ARTICLE II
                                    CLOSING

     Section 2.1 As of the Effective Date or such later date as specified, API will or will cause an appropriate subsidiary to deliver to APW all of the following:

     (a) Duly executed General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities (the "Assignment") substantially in the form annexed as Exhibit D;

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     (b)  Certificates representing the shares owned by API, indirectly or directly, of the Electronics Business subsidiaries (as listed on Schedule 2), which may be so delivered at any time prior to the Effective Date, as may be agreed to by the parties;

     (c) Duly executed assignments of the patents listed on Schedule 2.1(c), and a duly executed Transitional Trademark Use and License Agreement substantially in the form annexed as Exhibit E;

     (d) Duly executed Insurance Matters Agreement substantially in the form annexed as Exhibit F;

     (e) Cash, as provided in the Assignment (subject to adjustment as set forth in Section 3.3 herein and in other related documents);

     (f) Duly executed bills of sale or titles as to the motor vehicles listed on Schedule 2.1(f);

     (g) A duly executed Employee Benefits and Compensation Agreement substantially in the form annexed as Exhibit H;

     (h) A duly executed Tax Sharing and Indemnification Agreement (the "Tax Agreement") substantially in the form annexed as Exhibit I;

     (i) Such documents or instructions as may be necessary to satisfy the provisions of this Agreement;

     (j) A duly executed Interim Administrative Services Agreement substantially in the form annexed as Exhibit J;

     (k) A duly executed Confidentiality and Non-Disclosure Agreement substantially in the form annexed as Exhibit K;

     (l) At the consummation of the Distribution, resignations of each person employed by APW or its subsidiaries who is an officer or director of API or its subsidiaries (excluding APW and its subsidiaries); and

     (m) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof, including a Bill of Sale and Assumption of Liabilities in the form annexed as Exhibit G and the option waivers and releases substantially in the form annexed as Exhibit C.

     Section 2.2 As of the Effective Date or such later date as specified, APW will deliver to API all of the following:

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     (a)  In each case where APW is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument;

     (b) A certificate or certificates representing all of the outstanding shares of the common stock of APW other than those already owned by API, all as provided in Section 3.1;

     (c) At the consummation of the Distribution, resignations of each person employed by APW after the Effective Date who is an officer of API, or any of its subsidiaries or affiliates not constituting part of the Electronics Business, immediately prior to the Effective Date;

     (d) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.


                                  ARTICLE III
                               THE DISTRIBUTION

     Section 3.1 By the Effective Date, APW shall issue and deliver to API a certificate or certificates registered in the name of API representing that number of shares of the common stock of APW which, when taken together with the shares of common stock already owned by API, will result in API owning, of record and beneficially, all of the issued and outstanding shares of APW common stock and a number such that API shall own one (1) share of the common stock of APW for each one (1) share of the common stock of API issued and outstanding (the "Distribution Ratio") on the Record Date for the Distribution (the "Record Date"). Each share of the common stock of APW shall be validly issued, fully paid, nonassessable and free of preemptive rights.

     Section 3.2 Nothing contained in Section 3.1 or elsewhere in this Agreement, including the Schedules, Exhibits, and Annexes hereto, shall be construed to limit or alter the authority of the Board of Directors of API to declare or refrain from declaring the Distribution, fixing or changing the Record Date, fixing or changing the Effective Date, or fixing or changing all the appropriate procedures in connection with the Distribution, including the Distribution Ratio, and no rights shall have been created hereunder in favor of any person, whether or not a party to this Agreement, in respect of the Distribution.

     Section 3.3 API and APW agree that APW will assume an amount of debt (as generally described in Schedule 4 hereto) equal to the residual amount after API retains an amount equal to four times the Industrial Business earnings before income taxes, depreciation and amortization as calculated before the Distribution and as set forth in Schedule 4 hereto.

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                                  ARTICLE IV
                                 OTHER MATTERS

     Section 4.1 API does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

     (a)  the value of any asset or thing of value to be transferred to APW;

     (b) the freedom from encumbrance of any asset or thing of value to be transferred to APW (except for encumbrances in favor of API and its subsidiaries, excluding APW and its subsidiaries); or

     (c) the absence of defenses or freedom from counterclaims with respect to any claim, including accounts receivable, to be transferred to APW (except defenses and counterclaims in favor of API and its subsidiaries, excluding APW and its subsidiaries).

     All assets to be transferred to APW shall be transferred "AS IS, WHERE IS."

     Section 4.2 Each of API and APW will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as either of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. At the request of APW and without further consideration, API will execute and deliver to APW such other instruments of transfer, conveyance, assignment, assumption, novation, substitution and confirmation and take such action as APW may reasonably deem necessary or desirable in order to more effectively to transfer, convey and assign to APW and, subject to the provisions of Section 4.1, confirm APW's title to all of the assets, rights and other things of value contemplated to be transferred to APW hereunder, to place APW in actual possession and operating control thereof and to permit APW to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of API and without further consideration, APW will execute and deliver to API all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as API may reasonably deem necessary or desirable in order to have APW fully and unconditionally assume and discharge the liabilities contemplated to be assumed by APW under this Agreement or any document in connection herewith and to relieve API of any liability or obligation with respect thereto and evidence the same to third parties. Neither API nor APW shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees.

          API and APW will use their reasonable efforts to obtain any consent, substitution, approval or amendment required to novate or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the assets, rights and other things of value being transferred to
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APW and all liabilities and obligations being assumed by APW or its subsidiaries; provided, however, that neither API nor APW shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to the third party from whom such consents, approvals, substitutions and amendments are requested. If API or APW is unable to obtain any such required consent, approval, substitution or amendment, API shall continue to be bound by such agreements, leases, licenses and other rights and obligations and, unless not permitted by law or the terms thereof, APW shall, as agent for API or as subcontractor, pay, perform and discharge fully all the obligations of API thereunder from and after the Effective Date and indemnify and hold harmless API from and against all losses, claims, damages, liabilities and expenses whatsoever arising out of or in connection with APW's performance of, or omission to perform, its obligations thereunder. APW will not be responsible for or indemnify API for any claims, damages, liabilities, and expenses whatsoever arising out of or in connection with API's performance of or omissions to perform any of its obligations under such agreements, leases, licenses and other rights thereof which API and APW have agreed will be performed by API. API shall, without further consideration, pay, transfer or remit, as the case may be, to APW promptly all money, rights and other consideration received in respect of such performance. API shall exercise its rights and options under all such agreements, leases, licenses and other rights and obligations referred to in this Section 4.2 only as reasonably directed by APW and at APW's expense. If and when any such consent shall be obtained or such agreement, lease, license or other rights shall otherwise become assignable or able to be novated, API shall promptly assign all its rights and obligations thereunder to APW without payment of further consideration and APW shall, without the payment of any further consideration, assume such rights and obligations. To the extent that the assignment of any contract or agreement or the proceeds thereof pursuant to this
Section 4.2 is prohibited by law, the assignment provisions of this paragraph shall operate to create a subcontract with APW to perform each relevant, unassignable contract or agreement, and the subcontract price paid to APW shall be equal to the money, rights and other consideration received by API with respect to the performance by APW under such subcontract.

     Section 4.3 APW and API agree to cooperate to determine the amount of sales, transfer or other similar taxes or fees (including, but not limited to, all real estate, patent, copyright transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement. API and APW agree to file promptly and timely returns for such taxes with the appropriate taxing authorities and remit payment thereof in accordance with the terms of the Tax Agreement.

     Section 4.4 APW shall make a timely application to the New York Stock Exchange and use its reasonable efforts to have the common stock of APW quoted for trading on the New York Stock Exchange and shall arrange for such stock to trade on a "when issued" basis as promptly as practicable following the declaration of the Distribution. API shall provide reasonable assistance to APW in obtaining such listing. The parties agree to take whatever reasonable steps are necessary so that APW may use the ticker symbol "APW" on the New York Stock Exchange.

     Section 4.5 The parties agree that Schedule 4.5 sets forth the banks maintaining lock boxes or similar deposit arrangements and maintained by API in connection with the Electronics Business

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prior to the Effective Date. As of the Effective Date, API will terminate any arrangement whereby funds directed to such lock boxes or similar arrangements are consolidated with other funds of API or otherwise made available to API. API shall, as of the Effective Date, take all necessary steps to remove all persons who are not employees of APW who are signatories or holders of powers-of-attorney with respect to such lock boxes or other arrangements from the list of such signatories and holders and otherwise extinguish their signing authority with respect thereto. As of the Effective Date, API shall do such things as may be required to deliver to APW full authority with respect to such lock boxes or other arrangements. Each of API and APW hereby grants the other a limited irrevocable power-of-attorney to endorse, deposit and negotiate all checks, drafts or other forms of payment made in respect of any invoice representing a receivable payable to either of them but which are sent by the payor to a lock box maintained by the other ("Misdirected Payments") or is made payable to the either of them or any of their subsidiaries but which is the payment of a receivable which is a receivable of the other ("Mispayee Items"). API and APW shall develop procedures reasonably satisfactory to them whereby they reconcile Misdirected Payments and Mispayee Items monthly and make appropriate and timely payments to each other in respect thereof.

     Section 4.6 At all times the management of API will cause the Electronics Business before the Effective Date to continue to ship products, invoice customers and pay payables in the ordinary course of business consistent with past practices and will not undertake or permit any arrangement with any third party which is intended to or has the effect of delaying the payment of any account receivable beyond the Effective Date or accelerating the payment of any account payable before the Effective Date.

     Section 4.7 APW shall authorize the execution and cause the authorized officers of APW to execute all documents, notes and undertakings and to do such other things required in connection with the irrevocable and unconditional assumption by APW without any recourse whatsoever to API of all obligations of API relating to the Electronics Business and required to be assumed by APW pursuant to the terms hereof.

     Section 4.8 APW shall, in addition to its obligations under the Tax Agreement, cooperate with API and special tax counsel to API in obtaining an opinion from the special tax counsel to the effect that the Distribution should be tax-free to API shareholders. In that regard, APW agrees that it will authorize, cause to be executed and comply with any and all undertakings, representations or agreements required in connection with obtaining special tax counsel's opinion.

     Section 4.9 API and APW agree that the expenses associated with preparation of this Agreement, the transfers contemplated hereunder, matters related to the organization of APW, the Distribution and related employment matters shall be borne by API and APW as set forth on Schedule 4.9 annexed hereto.

     Section 4.10 API and APW shall cause their foreign subsidiaries to execute such assignments, assumptions, novations and other documents as shall be necessary to carry out the plan of reorganization described in the Exhibits hereto to effect the purposes of this Agreement with respect to their respective operations outside the United States.
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                                   ARTICLE V
                                 MISCELLANEOUS

     Section 5.1 This Agreement, including the Schedules, Annexes and Exhibits hereto, and the agreements and other documents referred to herein, shall constitute the entire Agreement between API and APW with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter, provided however, in the event of conflict between this Agreement and any other agreement executed in connection herewith, the provisions of such other agreement, including the Schedules, Annexes, and Exhibits hereto, shall prevail.

     Section 5.2 This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of Wisconsin as to all matters, including without limitation, matters of validity, construction, effect, performance and remedies.

     Section 5.3 This Agreement may be amended, modified or supplemented only by a written agreement of the parties.

     Section 5.4 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

     Section 5.5 This Agreement is solely for the benefit of the parties and is not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries to this Agreement.

     Section 5.6 This Agreement, and any other agreement to be executed in connection herewith, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 5.7 If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

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     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers this _____ day of __________, 2000.


APPLIED POWER INC.                          APW LTD.


By: ________________________                By: ________________________

    President and Chief Executive Officer       President and Chief Executive
                                                Officer

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                        LIST OF EXHIBITS AND SCHEDULES

Description                                       Exhibit or Schedule Number
-----------                                       --------------------------

Certificate of Secretary of API                           Exhibit A

Certificate of Secretary of APW                           Exhibit B

Release of Option Holder                                  Exhibit C

General Assignment, Assumption and Agreement
Regarding Litigation, Claims and Other
Liabilities                                               Exhibit D

Transitional Trademark Use and License Agreement          Exhibit E

Insurance Matters Agreement                               Exhibit F

Bill of Sale and Assumption of Liabilities                Exhibit G

Employee Benefits and Compensation Agreement              Exhibit H

Tax Agreement                                             Exhibit I

Interim Administrative Services Agreement                 Exhibit J

Confidentiality and Non-Disclosure Agreement              Exhibit K

List of Industrial Business Entities                      Schedule 1

List of Electronics Business Entities; Description of
Electronics Business                                      Schedule 2

Reorganization Steps                                      Schedule 3

List of Borrowings being Assumed                          Schedule 4

Assignment of Patents and List of Patents                 Schedule 2.1(c)

Motor Vehicles being Assigned                             Schedule 2.1(f)

List of Banks Maintaining Electronics Business Accounts   Schedule 4.5

Allocation of Expenses Relating to Distribution           Schedule 4.9

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